Exhibit 15.3

Our Ref: 759729_1(AM 20-F (2014) - Consent (SRK) (2014).docx                                                3 February 2015

RE:        United States Securities and Exchange Commission

Dear Sirs/Mesdames:

I hereby consent to (a) SRK Consulting UK Ltd. being named in the Annual Report on Form 20-F of ArcelorMittal SA for the year ended December 31, 2014 (the “2014 20-F’) as having conducted independent audits of the 2011 iron ore reserve estimates on ArcelorMittal SA’s properties in Kazakhstan, Bosnia and Ukraine, and coal reserve estimates on ArcelorMittal SA’s properties in Russia and Kazakhstan and (b) the incorporation by reference of the 2014 20-F into Registration Statements Nos. 333-147382, 333-153576, 333-162697, and 333-170117 on Form S-8 and Registration Statement No. 333-179763 on Form F-3 (as amended by Post-Effective Amendment No. 1).

Yours truly,

/s/ Keith Philpott                                                           /s/  Richard Oldcorn

Keith Philpott                                                                 Richard Oldcorn

Corporate Consultant, Coal Geology                               Director and Corporate Consultant (Due

        Diligence)

SRK Consulting (UK) Limited                                          SRK Consulting (UK) Limited